Exhibit 99.1

ORIC Pharmaceuticals Reports Fourth Quarter and Full Year 2020

Financial Results and Operational Update

Lead program ORIC-101 on track for two initial data readouts in 2021

Three IND/CTA filings for ORIC-533, -944, and -114 expected in 2021

Cash, Cash Equivalents and Investments of $293.6 million expected to fund current operations into second half of 2023

SOUTH SAN FRANCISCO and SAN DIEGO, CA – March 23, 2021 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and operational updates for the quarter and year ended December 31, 2020.

“2020 was a transformational year for ORIC during which we significantly grew and advanced our pipeline, expanded the team, and strengthened the balance sheet,” said Jacob Chacko, M.D., president and chief executive officer. “The progress we made in 2020 has positioned us for a dynamic 2021, with our first data from two ongoing trials of our lead program ORIC-101 and three IND/CTAs for our other product candidates, a significant amount of development activity for a company at our stage.”

Fourth Quarter 2020 and Other Recent Highlights

ORIC-101: Glucocorticoid Receptor (GR) Antagonist

ORIC-101 is a potent and selective GR antagonist, with two distinct mechanisms of action being evaluated in two Phase 1b trials in combination with: (1) Abraxane (nab-paclitaxel) in advanced or metastatic solid tumors and (2) Xtandi (enzalutamide) in metastatic prostate cancer.

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Completed the Part I dose escalation portion of ORIC-101 in combination with nab-paclitaxel in solid tumors, selected the recommended Phase 2 dose (RP2D), and initiated the Part II dose expansion portion of the trial. The company expects to report interim safety, efficacy, and translational data from this trial in the first half of 2021.

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Completed the Part I dose escalation portion of ORIC-101 in combination with enzalutamide in metastatic prostate cancer, selected the RP2D, and initiated the Part II dose expansion portion of the trial. The company expects to report interim safety, efficacy, and translational data from this trial in the second half of 2021.

•	Presented preclinical data at the 32nd EORTC-NCI-AACR Symposium 2020 that demonstrated ORIC-101 reversed GR-mediated resistance to an androgen receptor (AR) degrader.

ORIC-533: CD73 Inhibitor

ORIC-533 is a highly potent, orally bioavailable CD73 inhibitor and has demonstrated more potent adenosine inhibition in preclinical studies compared to an antibody approach and other small molecule CD73 inhibitors.

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Conducted a preclinical collaboration with an academic key opinion leader that generated compelling single agent activity in patient derived model systems in an undisclosed tumor type. The company plans to pursue a single agent clinical development path in this indication.

•	ORIC-533 continues to progress in Investigational New Drug (IND) enabling studies and the company expects to file an IND with the Food and Drug Administration (FDA) in the first half of 2021.

ORIC-944: PRC2 Inhibitor

ORIC-944 is a potent and selective allosteric inhibitor of polycomb repressive complex 2 (PRC2) that targets its regulatory embryonic ectoderm development (EED) subunit and has demonstrated single agent efficacy in multiple enzalutamide-resistant prostate cancer models in preclinical studies.

•	Licensed exclusive worldwide development and commercialization rights from Mirati Therapeutics, Inc. in August 2020.
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ORIC-944 continues to progress in IND enabling studies and the company expects to file an IND with the FDA in the second half of 2021, with initial clinical development as a single agent in treatment-resistant prostate cancer.

ORIC-114: EGFR/HER2 Inhibitor

ORIC-114 is a brain penetrant, orally bioavailable, irreversible inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations.

•	Licensed exclusive development and commercialization rights worldwide excluding the People’s Republic of China, Hong Kong, Macau and Taiwan from Voronoi, Inc. in October 2020.
•	ORIC-114 continues to progress in IND enabling studies and the company expects to file a Clinical Trial Application (CTA) in South Korea in the second half of 2021.

Corporate:

•	The company completed a public offering of common stock in November 2020, raising gross proceeds of $133.3 million.

Anticipated Milestones

•	ORIC anticipates the following milestones in 2021:
•	ORIC-101: Report interim safety, efficacy, and translational data from ongoing combination trial with nab-paclitaxel in the first half of 2021
•	ORIC-101: Report interim safety, efficacy, and translational data from ongoing combination trial with enzalutamide in the second half of 2021
•	ORIC-533: File an IND in the first half of 2021

•	ORIC-944: File an IND in the second half of 2021
•	ORIC-114: File a CTA in the second half of 2021
•	Present additional preclinical and translational research data on ORIC-101, ORIC-533, ORIC-944, and ORIC-114 at scientific conferences in 2021

Fourth Quarter and Full year 2020 Financial Results

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Cash, Cash Equivalents and Short-term Investments: Cash, cash equivalents and short-term investments totaled $293.6 million as of December 31, 2020, which included gross proceeds of $133.3 million from the follow-on financing completed in November 2020. The company expects its current cash, cash equivalents and short-term investments will be sufficient to fund its current operating plan into the second half of 2023.

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R&D Expenses: Research and development (R&D) expenses were $12.1 million for the three months ended December 31, 2020, compared to $7.0 million for the three months ended December 31, 2019, an increase of $5.1 million. For the year ended December 31, 2020, R&D expenses were $35.9 million compared to $22.8 million for the same period of 2019, an increase of $13.1 million. The increases for the 2020 periods were primarily driven by an increase in external expenses related to the advancement of ORIC-101, ORIC-533 and exploratory research programs, as well as higher personnel costs, including additional non-cash stock-based compensation of $0.4 million and $1.5 million for the three and twelve months ended December 31, 2020, as compared to the same periods in 2019, respectively.

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IPR&D Expenses: In-process research and development (IPR&D) expenses of $11.9 million and $24.8 million for the three and twelve months ended December 31, 2020 related to charges the company recorded for the cash payment and fair value of common stock shares issued to Mirati and Voronoi for the development and commercialization rights to ORIC-944 and ORIC-114. There were no similar costs incurred in 2019.

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G&A Expenses: General and administrative (G&A) expenses were $4.3 million for the three months ended December 31, 2020, compared to $1.8 million for the three months ended December 31, 2019, an increase of $2.5 million. For the year ended December 31, 2020, G&A expenses were $13.4 million compared to $5.7 million for the same period in 2019, an increase of $7.7 million. These increases were primarily due to higher personnel costs, including additional non-cash stock-based compensation of $0.9 million and $2.7 million for the three and twelve months ended December 31, 2020, as compared to the same periods in 2019, respectively, higher professional services and related costs to operate as a public company.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s lead product candidate, ORIC-101, is a potent and selective small molecule antagonist of the glucocorticoid receptor, which has been linked to resistance to multiple classes of cancer therapeutics across a variety of solid tumors.  ORIC-101 is currently in two separate Phase 1b trials in combination with (1) Abraxane (nab-paclitaxel) in advanced or metastatic solid tumors and (2) Xtandi (enzalutamide) in metastatic prostate cancer. ORIC’s other product candidates include (1) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, (2) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer, and (3) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers. Beyond these four product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding  ORIC’s development plans and timelines; the potential advantages of ORIC’s product candidates and programs; plans underlying ORIC-101 clinical trials and development; the expected timing of reporting interim data from the ORIC-101 clinical trials; plans underlying ORIC-533, ORIC-944, ORIC-114 or any other programs; the planned IND filings for ORIC-533 and ORIC-944 and CTA filing for ORIC-114; ORIC’s anticipated 2021 milestones; the period over which ORIC estimates its existing cash, cash equivalents and short-term investments will be sufficient to fund its current operating plan; and statements by the company’s president and chief executive officer.  Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-101, ORIC-533, ORIC-944, ORIC-114 or any other product candidates to differ from preclinical, interim, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license agreements; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2021, and ORIC’s future reports to be filed with the SEC.  These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,
	2020	2019

Assets
Current assets:
Cash, cash equivalents and short-term investments	$293,600	$89,159
Prepaid expenses and other current assets	3,097	840
Total current assets	296,697	89,999

Property and equipment, net	1,981	2,241
Other assets	319	1,853
Total assets	$298,997	$94,093

Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable	$757	$152
Accrued liabilities	8,245	5,202
Total current liabilities	9,002	5,354

Deferred rent - long term	219	765
Total liabilities	9,221	6,119

Convertible preferred stock	—	178,058
Total stockholders' equity (deficit)	289,776	(90,084)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$298,997	$94,093

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Operating Expenses:
Research and development	$12,113	$6,960	$35,921	$22,844
Acquired in-process research and development	11,872	—	24,843	—
General and administrative	4,297	1,811	13,422	5,725
Total operating expenses	28,282	8,771	74,186	28,569
Loss from operations	(28,282)	(8,771)	(74,186)	(28,569)
Other Income:
Interest income, net	30	343	306	1,397
Other income	(7)	74	177	289
Total other income	23	417	483	1,686
Net loss	$(28,259)	$(8,354)	$(73,703)	$(26,883)
Other comprehensive loss:
Unrealized loss on available-for-sale securities	(2)	—	(31)	—
Comprehensive loss	$(28,261)	$(8,354)	$(73,734)	$(26,883)
Net loss per share, basic and diluted	$(0.84)	$(4.27)	$(3.36)	$(14.15)
Weighted-average shares outstanding, basic and diluted	33,618,477	1,958,644	21,942,476	1,899,348